UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

DIGITAL POWER CORPORATION
(Exact name of registrant as specified in its charter)

California	1-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

41324 Christy Street, Fremont, California	94538-3158
(Address of principal executive offices)	(Zip Code)

(510) 657-2635
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 27, 2007 Digital Power (the “Company”) and XSDC Fremont Business Center, Inc., entered into an office Lease dated as of August 21, 2007 (the “Lease”) pursuant to which the Company will lease principal facility, located at 41324 Christy Street in Fremont, California and consisting of approximately 6,553 square feet.

The Lease has a five-year term commencing on October 1, 2007 with expiration on November 30, 2012.

The annual base rent under the Lease will range from approximately $68,000 during the first year of the Lease term to approximately $74,000 during the fifth year of the Lease term.

The foregoing description of the Lease is qualified in its entirety by reference to the copy of the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company lease obligation to its prior address (41920 Christy Street in Fremont) has expired and there are no financial obligations to the previous landlord after September 30th 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

The following Exhibit 10.1 is filed as a part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Office Lease dated as of August 21, 2007 between SDC Fremont Business Center, Inc., and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION, A California Corporation

Dated:
Jonathan Wax, Chief Executive Officer (Principal Executive Officer)